Exhibit 23.1

5th February 2026

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 1 to Registration Statement on Form F-1 of our report dated August 22, 2025, which includes an explanatory paragraph relating to the Blue Gold Limited’s ability to continue as a going concern, relating to the financial statements of Blue Gold Limited as of and for the year ended December 31, 2024. We also consent to the reference to us under the caption “Auditors”.

For: LAO Professionals

/s/ Lateef Awojobi

Lateef Awojobi

Managing Partner

5th February 2026

Lagos, Nigeria